UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 31, 2018, Commercial Metals Company (the “Company”) entered into Amendment No. 7 (the “RPA Amendment”) to its Receivables Purchase Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc., certain purchasers named therein and Wells Fargo Bank, N.A., as administrative agent for the purchasers (the “RPA”). In addition, on September 1, 2018, the Company entered into Joinder and Amendment No. 5 (the “RSA Amendment”) to (i) its Receivables Sale Agreement, dated April 5, 2011, by and among the Company, CMC Receivables, Inc. and several of the Company’s subsidiaries (the “RSA”), and (ii) the associated Performance Undertaking, dated April 5, 2011, executed by the Company in favor of CMC Receivables, Inc. (the “Performance Undertaking,” and collectively with the RPA and the RSA, the “Receivables Agreements”).

The RPA Amendment amends the RPA to extend the termination date of the RPA from August 15, 2019 to August 31, 2020, effective as of August 31, 2018. In addition, effective as of September 1, 2018, the RPA Amendment converted the ownership interest in the whole receivables sold to the financial institutions under the RPA to undivided interests in a pool of receivables which secure a loan obligation of up to $200.0 million to the Company. As a result of the RPA Amendment, the obligation of the financial institutions under the RPA to pay the deferred purchase price for the receivables was eliminated. Following September 1, 2018, any transactions involving the sale of undivided interests in a pool of receivables under the RPA will be recorded as debt on the Company’s consolidated balance sheets with such debt being secured by undivided interests in the pool of trade accounts receivable subject to the RPA.

The RSA Amendment amends (i) the RSA to, among other things, join CMC Steel Oklahoma, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“CMC Oklahoma”), as an Originator (as defined in the RSA) thereunder and (ii) the Performance Undertaking to, among other things, include a guarantee by the Company of the performance of CMC Oklahoma’s obligations under the RSA.

The RPA Amendment and the RSA Amendment do not materially amend the covenants, events of default and payment terms of the Receivables Agreements, which remain substantially the same following such amendments.

The foregoing description of the RPA Amendment and the RSA Amendment does not purport to be complete and is qualified in its entirety by the RPA Amendment and the RSA Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 7 to Receivables Purchase Agreement, dated August 31, 2018, by and among Commercial Metals Company, CMC Receivables, Inc., Wells Fargo Bank, N.A., Coöperatieve Rabobank U.A., and Nieuw Amsterdam Receivables Corporation B.V.

10.2	Joinder and Amendment No. 5 to Receivables Sale Agreement and Performance Undertaking, dated September 1, 2018, by and among Commercial Metals Company, as servicer and provider of the Performance Undertaking, certain subsidiaries of Commercial Metals Company, as originators, and CMC Receivables, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: September 4, 2018	By:	/s/ Mary Lindsey
	Name:	Mary Lindsey
	Title:	Senior Vice President and Chief Financial Officer